UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2020

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 2, 2020, Ozop Surgical Corp. (the “Company”) received via email from Spinal Resources, Inc. (“SRI”) a claim that the Company was in default of the Company’s Promissory Note (the “Note”) issued to SRI in the amount of $768,844, dated August 26, 2019. Pursuant to the terms of the Note, the Company was to make eighteen equal installments of $42,714 beginning October 1, 2019, and the first of every month for the next seventeen months. The payments for October, November and December 2019 were made, but the January 1, 2020, payment was not made. The Company has a ten (10) day cure period to satisfy the default. SRI intends to accelerate the remaining note balance of $640,703 as immediately due if the default is not timely cured.

Additionally, on January 6, 2020, the Company received via email from SRI a claim of default under the Exclusive Licensing Agreement (the “License Agreement”) dated August 23, 2019, between the Company and SRI. Pursuant to the terms of the License Agreement, a payment of $200,000 was due to SRI on January 6, 2020, which was not paid. Since the payment was not made to SRI as required, a late charge of two percent of the amount due to SRI under the License Agreement is now also due to SRI. SRI has the right to terminate the License Agreement if the default is not cured by January 16, 2020.

The Company is in discussions with its’ lenders and SRI to resolve both of the above defaults. There can be no assurances that the Company will be able to cure the defaults within the prescribed cure periods.

Item 3.02	Unregistered Sales of Equity Securities.

On January 2, 2020, the Company issued 10,929,800 shares of common stock to Auctus Fund LLC (“Auctus”) in partial satisfaction of its obligations under, and the holder’s election to convert a $1,822 principal portion, a $2,050 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On January 2, 2020, the Company issued 10,896,154 shares of common stock to GS Capital Partners, LLC (“GS Capital”) in partial satisfaction of its obligations under, and the holder’s election to convert a $4,750 principal portion and $464 interest portion of, the Company’s convertible promissory note issued to GS Capital on March 7, 2019.

On January 3, 2020, the Company issued 9,252,369 shares of common stock to Carebourn Capital, L. P. (“Carebourn”) in partial satisfaction of its obligations under, and the holder’s election to convert a $3,793 principal portion of, the Company’s convertible promissory note issued to Carebourn on August 29, 2018.

On January 6, 2020, the Company issued 12,018,900 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $3,141 principal portion, a $1,167 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On January 8, 2020, the Company issued 13,026,607 shares of common stock to GS Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $5.325 principal portion and $530 interest portion of, the Company’s convertible promissory note issued to GS Capital on March 7, 2019.

On January 8, 2020, the Company issued 13,080,382 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $3,368 principal portion, a $579 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

These issuances of these shares of Company common stock were made in reliance on the exemption from registration provided by Sections 3(a)(9), 4(a)(1) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the registrant held by each shareholder for the requisite holding period, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: January 10, 2020	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer